EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                       SMART CHOICE AUTOMOTIVE GROUP, INC.

                                       AND

                                ROMAN FEDO, INC.
                               FEDO FINANCE, INC.
                                       AND
                                   ROMAN FEDO


                               DATED JUNE 30, 1997

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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "AGREEMENT") entered into this 30th day of June, 1997 by and among Smart Choice Automotive Group, Inc., a Florida corporation (the "BUYER"), Roman Fedo, Inc., a Florida corporation, and Fedo Finance, Inc., a Florida corporation (collectively, the "SELLERS"), and Roman Fedo (the "SHAREHOLDER"). Terms used herein and not otherwise defined shall have the meanings set forth in ARTICLE IX.

                                    RECITALS

         A. The Sellers are engaged in a business consisting of selling, leasing and financing the sale or lease of used automobiles and other consumer vehicles (the "BUSINESS").

         B. The Shareholder is the record and beneficial owner of all of the issued and outstanding capital stock of the Sellers, and as such will derive substantial benefit from the transactions contemplated by this Agreement.

         C. The Sellers desire to sell substantially all of their assets and properties and the Business to the Buyer, and the Buyer desires to purchase such assets and properties and the Business as a going concern from the Sellers, all upon the terms and conditions set forth in this Agreement.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, the Sellers hereby sell, transfer, convey, assign and deliver to the Buyer at Closing (as defined in SECTION 1.10), and the Buyer hereby purchases and receives from the Sellers, the Finance Contracts listed on SCHEDULE 1.1(A), the Inventory, the tangible assets, parts, properties (not including buildings) of every kind and description, whether real, personal or mixed, tangible or intangible, all of the fixed assets, wherever located (except those assets of the Sellers which are specifically excluded as provided in SECTION 1.2 hereof), the business as a going concern and all goodwill associated therewith as the same shall exist on the Closing Date, whether or not appearing on the Current Balance Sheet (collectively, the "PURCHASED ASSETS"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  (a) all Finance Contracts of the Sellers as listed in SCHEDULE 1.1(A), including receivables arising as a result of contracts in transit and installment sales contracts;

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                  (b) other receivables of the Sellers, including trade account receivables, notes receivables (other than Finance Contracts), insurance proceeds, service contract providers, vendors or suppliers of the Sellers, rights to receive payment (including any related guaranties, security deposits or other collateral therefor) under credit agreements, finance leases and other such agreements (collectively, the "RECEIVABLES");

                  (c) all inventories of the Sellers, including without limitation, all inventories of parts and accessories, used vehicles and contracts in transit (net of drafts in transit) as shown in SCHEDULE 1.1(C) (collectively, the "INVENTORY");

                  (d) all goods, machinery, equipment, tools, supplies, furniture, furnishings, trade fixtures and fixed assets located at or on the Owned Properties or Leased Premises regardless of whether or not the same may be affixed to the Owned Properties or the Leased Premises or may be considered to be fixtures under applicable real property law and other fixed assets to the Sellers (does not include buildings) as shown in SCHEDULE 1.1(D) (the "FIXED ASSETS");

                  (e) all of the interest, rights and benefits accruing to the Sellers under any sales orders, sales contracts, service agreements, extended warranty contracts, purchase orders and purchase commitments made for the benefit of the Sellers, all other agreements to which the Sellers are a party or by which they are bound and other causes in action, or other contract rights, commitments and claims of the Sellers including rights as lessee under the Real Estate Leases, any equipment leases and vehicle lease, and rights under manufacturer's warranties and other rights of every kind of the Sellers;

                  (f) all software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Purchased Assets and or the Business of the Sellers, and all operating data, including without limitation, all data pertaining to customer lists and records, financial, accounting and credit records, budgets and other similar documents and records;

                  (g) all of the proprietary rights of the Sellers, including without limitation, all trademarks, tradenames, customer list, supplier list, technical information, patents, patent applications, licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, and other such knowledge and information constituting the "know-how" of the Sellers, and the goodwill of the Sellers, other licenses and permits and other similar intangible property rights relating to the products or business of the Sellers;

                  (h) all prepaid and deferred items of the Sellers including without limitation, prepaid rentals, insurance, taxes, and unbilled charges and deposits relating to the operations of the Sellers; and

                  (i) all other rights and assets of any kind, tangible or intangible, of the Sellers, whether or not reflected in the Sellers' financial statements or on its books and records.

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         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in SECTION 1.1, the Purchased Assets shall exclude the corporate minute books of the Sellers, all Finance Contracts not listed on Schedule 1.1(A), and all Inventory not listed on Schedule 1.1(C) (the "EXCLUDED ASSETS").

         1.3 ASSUMED LIABILITIES. At the Closing, the Buyer shall assume only those liabilities listed in SCHEDULE 1.3(A), (C) and (E) (collectively, the "ASSUMED LIABILITIES"):

                  (a) all trade accounts payable by the Sellers which are set forth on SCHEDULE 1.3(A) hereto;

                  (b) all payroll and related federal and state withholding taxes for the Sellers' payroll which accrue from and after the Closing Date; if any;

                  (c) all liabilities of the Sellers from and after the date hereof as lessee under its outstanding lease (the "REAL ESTATE LEASE") for its business premises (the "LEASE PREMISES") and those outstanding vehicle and equipment leases or financing agreements listed on SCHEDULE 1.3(C) hereto;

                  (d) all ongoing customer repair obligations incurred by the Sellers prior to the Closing Date in the normal course of business (other than any claims, repairs or other obligations related to fraud or fraudulent activities); and

                  (e) all other executory contracts, service contracts, orders and commitments which in any instance are for the purchase of inventory and/or supplies or the rendition of services to the Sellers, which have been entered into by the Sellers in the normal course of business and are listed on SCHEDULE 1.3(E) hereto.

Annexed hereto as SCHEDULES 1.3(A), (C) and (E) are correct and complete listings of all of the Assumed Liabilities.

         1.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in SECTION 1.3 above, the Buyer shall not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of the Sellers (a) in the nature of customer claims, employee claims or other contingent liabilities arising out of or relating to any operations of the Sellers prior to the date hereof, except to the extent specifically assumed pursuant to SECTION 1.3 above, (b) relating to any lease obligations of any kind other than obligations for periods on and after the date hereof under the Real Estate Lease, (c) under or relating to any lien or other arrangement under which the Sellers are or may be borrowers, (d) except to the extent assumed pursuant to SECTION 1.3(b) above, relating to any federal, state or local income, franchise, sales, use, property, excise, transfer or other taxes payable by or in respect of the Sellers, including but not limited to any such taxes which may be assessable against the Sellers arising out of, in connection with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (f) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against the Sellers, (g) relating to recapture of any depreciation deduction or investment tax credit of the Sellers, (h) under or in


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respect of any benefit plans now or heretofore maintained by the Sellers in respect of or for the benefit of any of its employees, or (i) not specifically assumed by the Buyer in SECTION 1.3 above.

         1.5 PURCHASE PRICE. The purchase price for the Purchased Assets (collectively, the "PURCHASE Price") is the sum of (a) $268,000 cash less the amount required to pay all of the Sellers' other indebtedness for borrowed money, the net amount being paid to the Sellers by certified or bank cashier's check and delivered to the Sellers concurrently with the execution and delivery of this Agreement or by wire transfer of immediately available funds to the Sellers' designated account on the date hereof; and (b) 225,000 shares of the duly authorized, validly issued, fully paid and nonassessable shares of Buyer's Common Stock outstanding, $.01 par value, (the "SHARES").

         1.6 NET PRICE. The foregoing Purchase Price for the Purchased Assets shall be in addition to the assumption of the Assumed Liabilities.

         1.7 ALLOCATION OF CONSIDERATION. The Purchase Price shall be allocated among the Purchased Assets in accordance with SCHEDULE 1.7 hereto.

         1.8 APPLICATION OF CERTAIN PROCEEDS. To the extent required in order to permit the transfer and delivery of the Purchased Assets free and clear of all liens, pledges, claims, security interests and encumbrances, the Sellers shall utilize all or a portion of the Purchase Price to repay any obligations for which any of the Purchased Assets constitutes collateral (including, without limitation, any line of credit or other arrangement under which the Sellers are or may be a borrower).

         1.9 REGISTRATION RIGHTS AGREEMENT.

                  (a) "PIGGY BACK" REGISTRATIONS.

                      (i) If at any time the Buyer shall determine to register
                  any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Buyer shall:

                      (ii) Promptly give to the Shareholder written notice
                  thereof (which shall include the number of shares the Buyer or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                      (iii) Use its best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by the Shareholder within ten (10) days after the date of delivery of the written notice from the Buyer described in clause (i) above. If the underwriter advises the Buyer that marketing considerations require a limitation on the number of shares offered


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                  pursuant to any registration statement, then the Buyer may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed PRO RATA among all shareholders who are entitled to include shares in such Registration Statement according to the number of Registrable Securities each such shareholder requested to be included in such registration statement.

                      (iv) The Buyer shall select the underwriter for an
                  offering made pursuant to this SECTION 1.9(A).

                  (b) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to SECTION 1.9(A) shall be paid by the Buyer. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.

                  (c) REGISTRATION PROCEDURES. In the case of each registration effected by the Buyer pursuant to this Agreement, the Buyer shall keep the Shareholder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Buyer shall do the following for the benefit of the Shareholder:

                       (i) Use its best efforts to keep such registration
                  effective for a period of one hundred twenty (120) days or until the Shareholder has completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

                       (ii) Use its best efforts to register or qualify the
                  Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the Shareholder may reasonably request; provided, that the Buyer shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

                       (iii) Furnish such number of prospectuses and other
                  documents incident thereto as a the Shareholder from time to time may reasonably request;

                  (d) INDEMNIFICATION.

                      (i) The Buyer shall, and hereby does, indemnify the Sellers and the Shareholder, each of its officers and stockholders, and each person controlling such person within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each



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         underwriter, if any, and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Buyer of the Securities Act or the Exchange Act or the securities act of any state or any rule or regulation thereunder applicable to the Buyer and relating to action or inaction required of the Buyer in connection with any such registration, qualification or compliance, and shall reimburse the Sellers and the Shareholder, each of its officers, directors and partners, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Buyer by such person or underwriter and stated to be specifically for use therein.

                      (ii) The Sellers and the Shareholder shall, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Buyer, each of its directors and officers and each underwriter, if any, of the Buyer's securities covered by such a registration statement, each person who controls the Buyer or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, the Sellers and the Shareholder and each of their officers, directors and partners, and each person controlling such person, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Buyer and the Sellers' and the Shareholder's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Buyer by such Holder and stated to be specifically for use therein.

                      (iii) Each party entitled to indemnification under this
         SECTION 1.9(D)(III) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide


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         indemnification (the "INDEMNIFYING PARTY") promptly after such
         Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnifying Party to give such notice shall not relieve the Indemnifying Party of its obligations under this SECTION 1.9(D)(III) (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party shall be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in connection with such assistance.

         1.10 TIME AND PLACE OF THE CLOSING. The Closing of the sale of the Purchased Assets shall take place at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, on Monday, June 30, 1997, following the fulfillment or waiver of such conditions, or such other date, time and place as the parties may mutually agree. Throughout this Agreement such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

         1.11 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

               (a) The Shareholder shall have satisfied each of the conditions set forth in ARTICLE IV and shall deliver to the Buyer the documents, certificates, opinions, consents and letters required by ARTICLE IV.

               (b) The Buyer shall have satisfied each of the conditions set forth in ARTICLE IV and shall deliver the documents, certificates, consents and letters required by ARTICLE IV.

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               (c) The Buyer shall issue the shares of the Buyer's Common Stock issuable pursuant to SECTION 1.5, registered in the name of the Sellers, and shall deliver such shares in the following manner: (i) the Buyer shall set aside and hold in accordance with SECTION 5.4 share certificates representing 22,500 shares of the Buyer's Common Stock (the "HELD BACK SHARES"), and (ii) the Buyer shall deliver share certificates representing the balance of the shares of the Buyer's Common Stock issuable in accordance with SECTION 1.5 to the Sellers. The shares of the Buyer's Common Stock issuable pursuant to SECTION 1.5, including the Held Back Shares, are referred to herein as the "BUYER'S SHARES."


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                       OF THE SELLERS AND THE SHAREHOLDER

         In connection with the sale of the Purchased Assets to the Buyer, the Sellers and the Shareholder hereby jointly and severally make all of the representations and warranties to the Buyer as shown in EXHIBIT A hereto.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

                  In connection with the Buyer's purchase of the Purchased Assets from the Sellers, the Buyer hereby makes all of the representations and warranties to the Sellers and the Shareholder as shown in EXHIBIT B hereto.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 BILLS OF SALE; ASSUMPTION AGREEMENTS. The parties hereby confirm that this Agreement shall be sufficient as a bill of sale in respect of the Purchased Assets and as an assumption agreement in respect of the Assumed Liabilities; PROVIDED, HOWEVER, that if, as and when required, or reasonably requested by any party, the parties shall execute and deliver such assignment of contracts, supplemental agreements, instruments, certificates of title and other documents as may be necessary or appropriate in order to give effect to the transfer of the Purchased Assets to the Buyer and the assignment to and assumption by the Buyer of the Assumed Liabilities.

         4.2 CERTIFICATES OF TITLE. Concurrently with the execution and delivery of this Agreement, the Buyers are preparing a closing checklist of items needed to be executed and delivered at closing, the Sellers are delivering to the Buyer the properly endorsed certificates of title and/or other evidences of ownership of all vehicles in the Inventory, and any and all vehicles

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constituting part of the Fixed Assets, all of which title documents shall contain all necessary endorsements to effect the removal of any liens or encumbrances on any such vehicles. The Buyer shall be responsible for effecting the recordation of such certificates and the reissuance (as required) of new certificates of title for such vehicles in the name of the Buyer and the Seller shall be responsible for the payment of any applicable transfer taxes in connection therewith.

         4.3 AUDIT OF FINANCIAL STATEMENTS. The Sellers shall, from time to time as and when requested by the Buyer from and after the date hereof, (a) permit the Buyer and its accountants to have access to all books and records of the Sellers for the purpose of performing an audit of the Sellers and/or the Financial Statements sufficient to enable such accountants to render their unqualified opinion on the financial statements of the Business for all periods from and after January 1, 1994 in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and (b) permit the Buyer and their accountants to obtain copies of all work papers utilized or prepared by the Sellers' accountants in connection with their review of the Financial Statements, and consult with the Sellers' accountants as and to the extent necessary or appropriate in connection with the preparation of the audited financial statements contemplated by this SECTION 4.3.

         4.4 OTHER ACTIONS. Each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to contracts with the Sellers as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use their best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         4.5 SHAREHOLDER'S AND DIRECTORS' VOTE. The Shareholder, in executing this Agreement, consents as a director and shareholder of the Sellers to the Sellers' sale of the assets, other transactions contemplated hereby, and waive notice of any meeting in connection therewith.

         4.6 ENVIRONMENTAL ASSESSMENT. Buyer shall be entitled to conduct for a period of thirty (30) days subsequent to the Closing Date, an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "ENVIRONMENTAL ASSESSMENT") that shall be in form and substance satisfactory to the Buyer. The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Properties and Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including but not limited to, off-site disposal records and manifests), documents, and Licenses of the Sellers. If the


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Environmental Assessment identifies Recognized Environmental Conditions (as defined by ASTM Standard Practice E-1527) which require remediation or further evaluation under the Environmental Laws, then Buyer shall notify the Sellers and the Shareholder in writing and the Sellers and the Shareholder shall fully indemnify and hold harmless the Buyer for identified Recognized Environmental Conditions and shall be financially responsible for the remediation of all Recognized Environmental Conditions which remediation is, may or would be required by any appropriate governmental agency. Buyer's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Sellers or the Shareholder under this Agreement.

         4.7 LANDLORD'S CONSENT. The Sellers and the Shareholder shall, within 30 days after the Closing Date, obtain the consent of all of the landlords of the Leased Premises to the transactions contemplated hereby, which consent shall be substantially in the form provided by the Buyer.


                                    ARTICLE V

                                 INDEMNIFICATION

         5.1 GENERAL.

             (a) Without prejudice to any rights of contribution as among the Sellers and the Shareholder, the Sellers and the Shareholder shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer (collectively, "LOSSES") as a result of (i) any breach of any of the representations and warranties herein or in any schedule(s) furnished by or on behalf of the Sellers or the Shareholder under this Agreement, or the failure by the Sellers or the Shareholder to perform, any of the covenants or agreements of the Sellers or the Shareholder contained in this Agreement and other agreements delivered at closing, or (ii) any failure by the Sellers to pay or perform when due any of its retained liabilities.

             (b) The Buyer shall defend, indemnify and hold harmless the Sellers and the Shareholder from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Sellers or the Shareholder may incur, sustain or suffer as a result of (i) any breach of any of the representations and warranties herein, or the failure by the Buyer to perform, any of the covenants or agreements of the Buyer contained in this Agreement, or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

         5.2 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing promptly of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate


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action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

         5.3 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith. The Buyer shall be entitled to set-off against the Notes, the Consulting Agreement and/or the Real Estate Leases for all claims, losses, expenses and costs of indemnification or for breach of any of the Sellers' and Shareholder's covenants contained herein. The Sellers' and the Shareholder's representations and warranties in SECTION 2.20 in EXHIBIT A hereto shall expire on the fifth anniversary of the Closing Date. All of the other Sellers' and Shareholder's representations and warranties shall survive the Closing.

         5.4 SECURITY FOR THE INDEMNIFICATION OBLIGATION. As security for the indemnification obligations contained in this ARTICLE V, at the Closing, the Buyer shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. The Buyer may set off against the Held Back Shares any Indemnifiable Damages, subject, however, to the following terms and conditions:

             (a) The Buyer shall give written notice to the holders of Held Back Shares of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which the Buyer claims to have sustained by reason thereof, and (ii) the basis of such claim;

             (b) Such set off shall be effected on the later to occur on the expiration of thirty (30) days from the date of such notice or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

             (c) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Shareholders may instruct the Buyer to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by the Buyer pursuant to any claim hereunder subject to continued compliance with any applicable SEC and other regulations; and

             (d) For purposes of any set off against the Held Back Shares pursuant to this ARTICLE V, the shares of the Buyer's Common Stock not sold as provided in clause (c) of this Section shall be valued at the Average Closing Sale Price as of the Closing Date.

         5.5 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to Held Back Shares sold pursuant to the foregoing SECTION 5.4(C) (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the record holders thereof and the record holders shall be entitled to vote the Held Back Shares; PROVIDED, HOWEVER, that, there shall also be deposited with the Buyer subject to the terms of ARTICLE V, all shares of the Buyer's Common Stock or other assets issued to or paid upon Held Back Shares as a result of any share or other dividend or distribution or share split with respect to the Held Back Shares. All share or other distributions issued or paid upon Held Back Shares shall be delivered to the person or entity entitled to receive such Held Back Shares together with the delivery of such Held Back Shares pursuant to SECTION 5.6.

         5.6 DELIVERY OF HELD BACK SHARES. The Buyer agrees to deliver to the holders of the Held Back Shares, no later than thirty (30) days after the Closing Date any Held Back Shares (and distributions thereon) then held by the Buyer (or proceeds from the sale of Held Back Shares) unless there remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event the Buyer shall retain such number of Held Back Shares (and such amount of proceeds therefrom or distributions thereon) as is sufficient to satisfy any such unresolved claim, as well as the attorney fees and costs associated therewith, and shall release the remaining Held Back Shares (and such remaining proceeds and distributions) to the holders thereof; provided, however, if the Buyer has made no claim for damages hereunder during the first thirty (30) days after the Closing Date, the Buyer shall deliver the Held Back Shares (and such proceeds thereon) to the holders thereof, promptly after such thirty (30) day period. Any Held Back Shares (and proceeds from the sale of, or distributions on, Held Back Shares) remaining on deposit after all such claims shall have been satisfied shall be returned to the holders thereof promptly after the time of satisfaction.

         5.7 ADJUSTMENT TO PURCHASE PRICE. All payments for Indemnifiable Damages made pursuant to this ARTICLE V shall be treated as adjustments to the Aggregate Consideration provided in SECTION 1.5.

         5.8 NO BAR If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the holders prior to the making or resolution of such claim), then the Buyer may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         5.9 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the Buyer from asserting any other right, or seeking any other remedies against the Sellers and the Shareholder.


                                   ARTICLE VI

                               POST-CLOSING EVENTS

         6.1 ANNOUNCEMENTS. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the other party, and such approval shall not be unreasonably withheld or delayed.

         6.2 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Business to the Buyer hereunder. Without limitation of the foregoing, the Sellers shall cooperate with the Buyer in order to cause the local telephone company to transfer to the Buyer's name and account all telephone numbers and fax numbers currently held by the Sellers (provided that the Buyer acknowledges that the transfer of such telephone numbers and fax numbers is in the discretion of the local telephone companies).


                                   ARTICLE VII

                                      COSTS

         7.1 FINDER'S OR BROKER'S FEES. Each of the Buyer, the Sellers and the Shareholder represent and warrant that neither they nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         7.2 EXPENSES. The Buyer, the Sellers and the Shareholder shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.


                                  ARTICLE VIII

                                FORM OF AGREEMENT

         8.1 EFFECT OF HEADINGS. The section headings used in this Agreement and the titles of the schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

         8.2 ENTIRE AGREEMENT; WAIVERS. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         8.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                   ARTICLE IX

                                   DEFINITIONS

         9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

             "Above Ground Storage Tank" shall have the meaning set forth in
         SECTION 2.20(F) of EXHIBIT A.

             "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

             "Assumed Liabilities" shall have the meaning set forth in SECTION 1.3.

             "Buyer's Shares" shall have the meaning set forth in SECTION
         1.11(C).

             "Closing Date" shall have the meaning set forth in SECTION 1.10.

             "Closing" shall have the meaning set forth in SECTION 1.10.

             "Current Balance Sheet" shall have the meaning set forth in SECTION
         2.5 of EXHIBIT A.

             "Discharge" shall have the meaning set forth in SECTION 2.20(F) of EXHIBIT A.

             "Environmental Assessment" shall have the meaning set forth in
         SECTION 4.6.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Excluded Assets" shall have the meaning set forth in SECTION 1.2.

             "Finance Contracts" mean the installment sales contracts held by the Sellers as of the Closing Date and listed on SCHEDULE 1.1(A) hereto which are secured by vehicles sold by the Sellers. The term "contracts" shall be deemed to include and the Sellers shall convey to the Buyer in the purchase and sale of the Purchased Assets hereunder:

                (a) any and all monies and payments (including in kind collections) received or due or to become due with respect to the contracts and all other rights and benefits thereunder due as of the Closing Date;

                (b) the security interests in the vehicles granted by the retail consumers ("customers") purchasing vehicles pursuant to the contracts and any other interest of the Sellers in the vehicles, including, without limitation, the certificates of title with respect to vehicles, and in and to all other security, warranties, guaranties and credit support with respect to the contracts;

                (c) any proceeds from claims on and any rights under any physical damage, credit life and credit accident and health insurance policies or other insurance (including vendor's single interest insurance) or certificates relating to the contracts, the vehicles or the customers;

                (d) refunds for the costs of extended service contracts with respect to vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or other insurance certificates covering any customer or vehicle or the customer's obligations with respect to a vehicle and any recourse to dealers for any of the foregoing;

                (e) all documents, records, instruments and files related to each contract; and

                (f) the proceeds of any and all of the foregoing.

             "Financial Statements" shall have the meaning set forth in SECTION 2.5(A).

             "Fixed Assets" shall have the meaning set forth in SECTION 1.1(D).

             "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

             "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Hazardous Substances" shall have the meaning set forth in SECTION 2.20(F) of EXHIBIT A.

             "Held Back Shares" means the Buyer shall set aside and hold in accordance with SECTION 5.4 share certificates representing 22,500 shares of the Buyer's Common Stock to be used as security for indemnification and set-off purposes (see SECTIONS 1.11(C) AND 5.4).

             "Held Back Shares" shall have the meaning set forth in SECTION 1.11(C).

             "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

             "Indemnified Party" shall have the meaning set forth in SECTION 1.9(D)(III).

             "Indemnifying Party" shall have the meaning set forth in SECTION 1.9(D)(III).

             "Inventory" shall have the meaning set forth in SECTION 1.1(C).

             "Licenses" shall have the meaning set forth in SECTION 2.20(F) of EXHIBIT A.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the uniform commercial code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Losses" shall have the meaning set forth in SECTION 5.1.

             "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

             "Net Price" shall have the meaning set forth in SECTION 1.6.

             "Notices" shall have the meaning set forth in SECTION 2.20(B) of EXHIBIT A.

             "Person" means an individual, partnership, corporation, limited liability company, business trust, joint share company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "Proceedings" shall have the meaning set forth in SECTION 2.20(B) of EXHIBIT A.

             "Purchase Price" shall have the meaning set forth in SECTION 1.5.

             "Purchased Assets" shall have the meaning set forth in SECTION 1.1.

             "Receivables" shall have the meaning set forth in SECTION 1.1(B).

             "Registrable Securities" means (i) shares of Common Stock owned by a Holder; and (ii) any Common Stock issued in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization or other similar event.

             "Registration Expenses" means all expenses incurred by the Buyer in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Buyer, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders, and the expense of any special audits incident to or required by any such registration.

             "SEC" means The Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

             "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

             "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

             "Underground Storage Tank" shall have the meaning set forth in
         SECTION 2.20(F) of EXHIBIT A.

             The term "register" means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

         9.2 OTHER DEFINITIONAL PROVISIONS.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                    ARTICLE X

                                     PARTIES

         10.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         10.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                           (i)      If to the Sellers and/or the Shareholder:

                                    Roman Fedo
                                    14335 Halter Road
                                    Willington, Florida  33414

                           (ii)     If to the Buyer:

                                    Smart Choice Automotive Group, Inc.
                                    5200 South Washington Avenue
                                    Titusville, Florida 32780

                                    Attn: Neal Hutchinson

or to such other address as any party shall have specified by notice in writing given to the other party.

                                   ARTICLE XI

                                 MISCELLANEOUS.

         11.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

         11.2 NON-ASSIGNABILITY; BINDING EFFECT. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         11.3 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the internal laws of the State of Florida.


                                   ARTICLE XII

                             SECURITIES LAW MATTERS

         12.1 DISPOSITION OF SHARES

             (a) The Sellers, the Shareholder and the Buyer acknowledge that the Shares constitute "restricted securities" as defined in Rule 144 under the Securities Act. The party to receive the Buyer's Shares hereunder agrees that prior to Closing they will not dispose of any shares of capital stock of the Buyer, and following the Closing he will not sell, transfer or otherwise dispose of any of his Shares except in accordance with applicable law.

             (b) The Sellers hereunder agree that they will not sell, transfer or otherwise dispose of any of the Shares, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by the Buyer with the SEC of any registration statement, offering circular or other document, in which case, he shall first supply to the Buyer an opinion of counsel (which counsel and opinions shall be satisfactory to the Buyer) that such exemption is available, or (b) an effective registration statement filed by the Buyer with the SEC under the Securities Act.

             (c) The Shareholder and the executive officers of the Sellers have carefully reviewed the 10-KSB for the fiscal year ended September 30, 1996, 10-QS for the period since that time through the Closing Date and the 8-Ks for the same period of the Buyer and have had an opportunity to ask questions regarding the same.

         12.2 LEGENDS. The certificates representing the Buyer's Shares shall bear the following legend:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

The Buyer may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

The Buyer agrees, upon receipt of an appropriate opinion of counsel, to remove such legend from the certificates after the second anniversary of the Closing Date by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to the prior provisions of this ARTICLE XII.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on and as of the date first set forth above.

                          SMART CHOICE AUTOMOTIVE GROUP, INC.


                          /S/  J. NEAL HUTCHINSON, JR.
                          By:     J. N. Hutchinson, Jr.
                          Title:  Assistant Vice President


                          FEDO FINANCE, INC., D/B/A THE FINANCE INN


                          /S/  ROMAN FEDO
                          By:     Roman Fedo
                          Title:  President


                          ROMAN FEDO, INC., D/B/A DAVID'S AND FEDO FINANCE, INC.


                          /S/  ROMAN FEDO
                          By:     Roman Fedo
                          Title:  President


                          /S/  ROMAN FEDO
                          By:  Roman Fedo, Shareholder

                                    EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                       OF THE SELLERS AND THE SHAREHOLDER


         2.1 CORPORATE STATUS. The Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its Business as owned and conducted on the date hereof. The Sellers are not required to be qualified as a foreign corporation under the laws of any jurisdiction.

         2.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Sellers have been duly and validly authorized by the Boards of Directors of the Sellers and by the Shareholder (as Shareholder of the Sellers). No further corporate authorization is required on the part of the Sellers to consummate the transactions contemplated hereby.

         2.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Sellers and the Shareholder, enforceable against the Sellers and the Shareholder in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         2.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Sellers and the Shareholder, nor compliance with the terms and provisions of this Agreement on the part of the Sellers and the Shareholder, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Sellers; (b) require the issuance to the Sellers of any authorization, license, consent or approval of any federal or state governmental agency or any other person; (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Sellers' certificates of incorporation or by-laws or any judgment, order, injunction, decree, agreement or instrument to which the Sellers or either of the Shareholder are parties, or by which the Sellers or the Shareholder are bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Sellers or the Shareholder are parties or by which the Sellers or the Shareholder are bound.

         2.5 FINANCIAL INFORMATION.

             (a) Annexed hereto as SCHEDULE 2.5 are the unaudited combined financial statements (including balance sheet, income statement and statement of cash flows) for the Sellers as of December 31, 1994, December 31, 1995 and December 31, 1996 and for each of the years then ended, and as of May 31, 1997 and for the five (5) months then ended (collectively, the "FINANCIAL STATEMENTS"), the balance sheets of the Sellers dated as of May 31, 1997, included in the Financial Statements are referred to herein as the "Current Balance Sheets," all of which fairly reflect, in all material respects, the combined financial condition and results of operations of the Sellers as of the dates thereof and for the periods then ended, in accordance with generally accepted accounting principles consistently applied; and, without limitation of the foregoing, the Sellers do not have any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of the Sellers' businesses.

         2.6 NO MATERIAL CHANGES. Since the date of the Current Balance
Sheets, (a) the Sellers have been operated solely in the normal course, (b) there has been no material adverse change in the financial condition or operations of the Sellers from that reflected in such Financial Statements, (c) the Sellers have not incurred any material obligation or liability except in the normal course of business, (d) the Sellers have not effected or suffered any material modification in its collection practices, or with respect to the timing and manner of payment of its accounts payable, and (e) there has not been any (i i) sale, assignment or transfer by the Sellers of any assets or other part of its business, excluding the sale or disposition of inventory in the ordinary course of business

         2.7 TAX MATTERS. The Sellers have, to the date hereof, timely filed all tax reports and tax returns required to be filed by the Sellers, and the Sellers have paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Sellers as of the date hereof have been fully paid, and all taxes and other assessments and levies which the Sellers are required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Sellers and there are no Liens for taxes on any of the Purchased Assets.

         2.8 TITLE AND CONDITION OF THE ASSETS. Except as set forth in
SCHEDULE 2.8 hereto, the Sellers have and own good and marketable title to all of the Purchased Assets, free and clear of all Liens, pledges, claims, security interests and encumbrances of every kind and nature (except for any such Liens, security interests or encumbrances which are being discharged pursuant to
SECTION 1.8 and are shown on SCHEDULE 2.8 hereto). All of the Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted and are sufficient for the continued conduct of such Business.

         2.9 RECEIVABLES. All of the Receivables (other than the Finance Contracts) (whether reflected in the Financial Statements or thereafter created or acquired by the Sellers prior to the date hereof), (a) have arisen in the normal course of the Sellers' Business; (b) are not subject to any counterclaims, set-offs, allowances or discounts of any kind; and (c) have been, are and will be valid and collectible in the ordinary course of the business; and (d) neither the Shareholder nor the Sellers have knowledge of any material or unusual risk of non-payment of any of the Receivables.

         2.10 INVENTORY. All of the Inventory (whether reflected in the Financial Statements or thereafter acquired by the Sellers prior to the date hereof) is of a quality, age and quantity consistent with the historical practices of the Sellers since January 1, 1994, and is valued on the Sellers' books at the lower of cost or market (on a first in-first out basis).

         2.11 LEGAL COMPLIANCE. The Sellers are, and for the past three (3) years have been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable consumer finance and/or lending and leasing laws, and all applicable environmental laws, statutes, regulations, rules and ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted. The Sellers are not in default or violation in respect of or under any of the foregoing, and neither the Shareholder nor the Sellers are aware of any past or present condition or circumstance in the Sellers' business (including, without limitation, with respect to any real property now or previously occupied by the Sellers) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance.

         2.12 REAL PROPERTY. The Sellers own a leasehold as lessee under the Lease (a true and complete copy of which is annexed hereto as SCHEDULE 2.12). The Sellers (and, to the best of the Sellers' and the Shareholder's knowledge, the landlord thereunder) is presently in compliance with all of its obligations under the Lease, and the premises leased thereunder are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted. No consent of the landlord under the Lease which has not previously been obtained is required in order to effect the assignment of the Lease to the Buyer pursuant to this Agreement.

         2.13 EMPLOYEES. The Sellers are not parties to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of the Sellers. Neither the Shareholder nor the Sellers have had any material labor difficulty in the past two (2) years, and the Sellers have not received notice of any unfair labor practice charges against the Sellers or any actual or alleged violation by the Sellers of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

         2.14 EMPLOYEE BENEFITS. The Sellers do not maintain and are not required to make any contributions, and have no outstanding obligation to make any contribution, to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and the Sellers do not have any obligations with respect to deferred compensation or future benefits to any past or present employee. SCHEDULE 2.14 hereto fairly summarizes the employee benefits currently granted by the Sellers to its employees, provided that nothing herein contained shall be deemed to obligate the Buyer to assume or continue any such employee benefit or provide any comparable benefit.

         2.15 CONTRACTS AND COMMITMENTS. The Sellers have previously provided to the Buyer true and complete copies of all of the credit agreements, finance leases and other agreements underlying the Receivables. Other than (a) such credit agreements, finance leases and other agreements underlying the Receivables, (b) the Lease, and (c) those contracts and commitments described in SCHEDULE 2.15 hereto, there is no contract, agreement, commitment or understanding which is material to the ongoing operation of the Business.

         2.16 LITIGATION. There is no pending or, to the best knowledge of the Sellers and the Shareholder, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against the Sellers or relating to its business.

         2.17 INTELLECTUAL PROPERTY. The Sellers have the valid right to utilize all trade names and other intellectual property utilized in its Business, and have not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person.

         2.18 GOING CONCERN. Neither the Sellers nor the Shareholder have any knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any material supplier, referral source, client or customer) that would materially impair the ability of the Buyer to continue the Business heretofore conducted by the Sellers in substantially the manner heretofore conducted by the Sellers (other than general, industry-wide conditions).

         2.19 TITLE AND CONDITION OF FINANCE CONTRACTS. Except as set forth on
SCHEDULE 2.19 hereto:

             (a) the Sellers have fully complied with all laws, rules and regulations of any Governmental Authority applicable to the transaction creating each Finance Contract, including the Federal Truth in Lending Act, the Federal Equal Credit Opportunity Act, the Federal Consumer Credit Protection Act, and comparable laws of the State of Florida;

             (b) the Sellers have all required licenses, permits and authority to sell used vehicles, finance the sale of used vehicles and execute and perform the Finance Contracts, and the Sellers have all required licenses, permits and authority to acquire, hold, and collect and assign the Finance Contracts to the Buyer;

             (c) the Sellers have received the down payment amount stated in each Finance Contract in cash or its equivalent and no part of the down payment on any Finance Contract has been loaned directly or indirectly to the customer by any Seller, or any affiliate of any Seller, other than "pick-up" payments disclosed in the Finance Contracts;

             (d) all vehicles and any other goods and services sold by the Sellers pursuant to each Finance Contract are free of all Liens and claims of any kind other than those in favor of Sellers, and the description of the vehicle in each Finance Contract is true, complete and accurate.

             (e) the vehicle sold to the customer named in each Finance Contract has been delivered to the customer named in the Finance Contract and application to the appropriate agency of the State of Florida has been filed in accordance with applicable law for registration of the vehicle showing the customer as the owner and one of the Sellers as the only lien holder;

             (f) the customer named in each Finance Contract has full legal capacity to make the Finance Contract, and the name of the customer stated in the Finance Contract is the true and actual name of the customer and such customer named in the Finance Contracts has executed the Finance Contract;

             (g) no customer on any Finance Contract being sold to the Buyer has put the Sellers or any Affiliate of Sellers on notice of or asserted any claim, offset, defense, claim or defense relating to the vehicle sold by the Sellers or the Finance Contract, the performance or non-performance by Sellers or any Affiliate of Sellers' obligations under any Finance Contract, warranty or guarantee, or arising from any act, error, omission, representation or warranty of the Sellers or any of their officers, agents or employees. The Sellers have fully and in good faith performed and discharged all of their obligations to the customer arising under each Finance Contract or relating to the Finance Contract accrued as of the date of the assignment of the Finance Contract to the Buyer;

             (h) if required by applicable law at the time of the origination of each Finance Contract, the vehicle securing the Finance Contract was insured for liability of the customer in accordance with applicable law at the time of the origination of the Finance Contract;

             (i) all sales taxes assessed in connection with the sale of the vehicle to the customer have been paid in full, or if not paid in full, will be paid in full when due by Sellers;

             (j) each Finance Contract has created a valid and enforceable first priority perfected security interest in favor of Sellers in the vehicle, which security interest is accurately reflected on the vehicle's certificate of title and will be or has been validly assigned and transferred by Sellers to Buyer on the Closing Date;

             (k) each Finance Contract is in the form attached hereto as part of
SCHEDULE 2.19 and does not include any amendments, modifications or supplements other than in the form attached hereto except as modified by subsequent repairs;

             (l) each Finance Contract provides for level payments not less frequently than monthly, in amounts that fully amortize the amount financed stated therein over the original term (except for the last payment, which may be less than the level payment) and yield interest at the annual percentage rate stated in the Finance Contract;

             (m) each Finance Contract accurately reflects the actual terms and conditions of the customer's purchase of the vehicle and the financing thereof and there are no terms or conditions not expressly stated in the Finance Contract;

             (n) no vehicle shall have been repossessed or designated for repossession and no investigation has been initiated by Sellers to determine the whereabouts of a vehicle or customer for the purposes of the repossession of the vehicle;

             (o) The Sellers are the sole owners of each Finance Contract, and each Finance Contract is free of all Liens;

             (p) except for the conveyances hereunder, the Sellers have not sold, pledged, assigned or transferred to any other person, or grant, create, incur, assume or suffer to exist any

Lien on any Finance Contract, or vehicle securing the Finance Contract, whether now existing or hereafter created, or any interest therein. No customer on a Finance Contract has any defense, set off, or counterclaim to the payment of the amount of the obligation thereon;

             (q) the prepared and applicable ledger cards and/or computer records applicable to each Finance Contract delivered to the Buyer by the Sellers fully and accurately reflects the true outstanding unpaid balance of such Finance Contract and the Finance Contract's records accurately reflect all receipts on such Finance Contract from the obligors thereof and all credits to which such obligors are entitled;

             (r) all the Finance Contracts were originated in the State of Florida and the Sellers have paid or caused to be paid any and all license, franchise, intangible, stamp or other taxes or fees due and owing to the State of Florida, or any political subdivision thereof, arising from or growing out of the acquisition, collection or holding of such Finance Contract; and

             (s) The Sellers will pay over to the Buyer in-kind any payments received on each Finance Contract from and after the Closing Date.

         2.20 ENVIRONMENTAL MATTERS.

             (a) The Sellers are and have at all times been in material compliance with all Environmental Laws governing its business, operations, properties and assets, including, without limitation: (i) all material requirements relating to the Discharge and Handling of Hazardous Substances;
(ii) all material requirements relating to notice, record keeping and reporting;
(iii) all material requirements relating to obtaining and maintaining Licenses for the ownership by the Sellers of its properties and assets and the operation of its business as presently conducted; or (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

             (b) There are no (and to the knowledge of the Shareholder there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "NOTICES"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively, "PROCEEDINGS") pending or to the knowledge of the Shareholder threatened against or involving the Sellers, its businesses, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Sellers thereunder in connection with, related to or arising out of the ownership by the Sellers of its properties or assets or the operation of its businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing liability on the Buyer or the Sellers in the event that the transactions contemplated by this Agreement are consummated.

             (c) The Sellers have not at any time Handled or Discharged, nor has it at any time allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned or leased at any time by the Sellers, except in material compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or any relevant state agency has notified the Sellers that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property owned or leased at any time by the Sellers.

             (d) Except as set forth on SCHEDULE 2.20(d) hereto, the Sellers do not use, nor have they used, any Aboveground Storage Tanks or Underground Storage Tanks; there are not now nor have there ever been any Underground Storage Tanks on any real property owned or leased at any time by the Sellers; and there has been no Discharge from or rupture of any Aboveground Storage Tanks or Underground Storage Tanks.

             (e) Except as set forth on SCHEDULE 2.20(e) hereto, there have been no (i) environmental audits, assessments or occupational health studies undertaken by the Sellers or its agents or representatives thereof or, to the knowledge of the Sellers, undertaken by any Governmental Authority, or any third party, relating to or affecting the Sellers or any real property owned or leased at any time by the Sellers; (ii) ground, water, soil, air or asbestos monitoring undertaken by the Sellers or its agents or representatives thereof or undertaken by any Governmental Authority or any third party, relating to or affecting the Sellers or any real property owned or leased at any time by the Sellers; (iii) material written communications between the Sellers and any Governmental Authority arising under or related to Environmental Laws including but not limited to, any notices of violation and notices of non-compliance; and (iv) outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Sellers or any real property owned or leased at any time by the Sellers.

             (f) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

             "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

             "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

             "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

             "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

             "Licenses" means all licenses, certificates, permits, approvals, decrees and registrations.

             "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Underground Storage Tanks.

                                    EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER


         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         3.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

         3.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         3.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

         3.5 ACCESS TO BOOKS AND RECORDS. The Buyer has permitted the Sellers to have access to such of the books and records of the Buyer as the Sellers have requested in connection with the transactions contemplated by this Agreement.

                                                                  SCHEDULE 2.12

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (the "Lease") is made this 30th day of June, 1997, by and between ROMAN FEDO (the "Lessor"), whose address is 14335 Halter Road, Wellington, Florida 33414, and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Lessee"), whose address is 5200 South Washington Avenue, Titusville, Florida 32780.

                              W I T N E S S E T H:

         That the Lessor, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, does hereby Lease unto the Lessee the "Premises" identified herein in accordance with the following terms and conditions:

                                    PREMISES

         1.01 Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following property (collectively, the "Premises"):

                  (a) Certain real property lying and being in Palm Beach County, Florida, located at 4065 South Military Trail, Lake Worth, Florida 33463; and

                  (b) All buildings, structures and improvements (collectively, the "Buildings") now or hereafter erected on such land either prior to the commencement of or during the term of this Lease and all fixtures, alarm systems, light fixtures, ceiling fans, air-conditioning, heating, plumbing, electrical and other utility systems, equipment and other property located therein both prior to the commencement of and during the term of this Lease (all of the foregoing including the Buildings are collectively, the "Improvements").

                                      TERM

         2.01 The primary term of this Lease shall be for a period of five (5) year(s) commencing on June 30, 1997, and terminating on June 30, 2002 at 11:59 p.m., unless sooner terminated pursuant to the provisions of this Lease (the "Primary Term").

         2.02 Upon the expiration of the Primary Term of this Lease, and provided Lessee is not then in default hereunder, Lessee shall have the option to extend this Lease for three (3) consecutive additional periods of five (5) years (the "Option Terms"). In order to exercise any of these options, Lessee must give Lessor notice in writing of its intent to exercise the option to extend at least sixty (60) days prior to the expiration of the Primary Term, or the first or second Option Term, as the case may be. The rights of Lessor and Lessee during the Option Terms, if any, shall be governed by the terms and conditions of the Lease.

         2.03 For purposes of this Lease the Primary Term and the Option Terms are sometimes hereinafter collectively referred to as the "Term".

                                      RENT

         3.01 The annual rent for the use and occupancy of the Premises during the Primary Term and Option Term(s), if any, shall be Eighty-Six Thousand Four Hundred and No/100 Dollars ($86,400.00), which shall be paid by Lessee to Lessor in equal monthly installments of Seven Thousand Two Hundred and No/100 Dollars ($7,200.00). The total rent for the Primary Term and each Option Term is Four Hundred Thirty-Two Thousand and No/100 Dollars ($432,000.00), except as may be modified by Section 3.02 hereof. Notwithstanding anything contained herein to the contrary, no payment of rent shall be due and payable to Lessor until the Rental Commencement Date (as hereinafter defined).

         3.02 (a) In view of the fluctuating purchasing power of the dollar, the parties hereto, desiring to adjust the above described fixed rent to such purchasing power, agree that adjustments shall be made in the fixed rent from time to time as hereinafter provided, so as to reflect as early as possible such fluctuations. The parties hereto adopt as the standard for measuring such fluctuations the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers (Revised Series), All Items, U.S. City Average (the "Index"). The Index for a specific date (as required by this Lease) shall be deemed to mean the Index published on that date or, if not published on that date, the most recent publication of the Index prior to such date. If the publication of the Index shall be discontinued, "Index" shall be such other source selected by Lessor, in its sole and reasonable judgment, as is most nearly comparable to the Index as defined above. The first adjustment shall be made at the end of the Primary Term, and shall become effective on the first
(1st) day of the first Lease Year of the first Option Term, and a like adjustment shall be made at the end of each subsequent Lease Year of the each of the Option Term(s).

                  (b) Commencing at the end of the Primary Term of this Lease, the annual rent for the first Lease Year of the first Option Term and each subsequent Lease Year of the Option Term(s), if any, shall be adjusted annually as follows:

                       (i)The annual rent for the immediately preceding Lease Year of the Term of this Lease shall be multiplied by a fraction, the numerator of which shall be the Index for the month which is three (3) months prior to the first month of the next ensuing Lease Year and the denominator of which shall be the Index for the month which is two (2) months prior to the commencement of the immediately preceding Lease Year.

                       (ii) The figure resulting from the calculations set forth above shall be the new annual rent amount for the next ensuing Lease Year. Provided, however, notwithstanding anything to the contrary contained in this paragraph 3.02, in no event shall the annual rent due and payable hereunder be either: (A) LESS for any successive Lease Year than One Hundred percent (100%) of the annual rent paid during the immediately preceding Lease Year regardless of the value of the dollar as reflected by said Index; or (B) MORE for any successive Lease Year than One

Hundred and Three percent (103%) of the annual rent paid during the immediately preceding Lease Year regardless of the value of the dollar as reflected by said Index.

         3.03 The annual rent due during any Lease Year of the Term of this Lease, shall be paid by Lessee to Lessor in equal monthly installments, together with any applicable sales tax due thereon. Such monthly payment shall be due and payable in advance, beginning on the Rental Commencement Date, and continuing on the first (1st) day of each month thereafter during the Term.

         3.04 If the Rental Commencement Date (as hereinafter defined) is a day other than the first day of a calendar month, then Lessee shall pay on the Rental Commencement Date a prorata portion of the fixed monthly rent described in the foregoing paragraphs, prorated on a per diem basis with respect to the fractional calendar month at the beginning of the Lease Year.

         3.05 The following words shall have the following definitions throughout this Lease. The term "Lease Year" shall mean for the first Lease Year, that period commencing with the Rental Commencement Date and ending on the last day of the 12th full calendar month following the Rental Commencement Date; and for each succeeding Lease Year, that period commencing with the first day of the calendar month after termination of the preceding Lease Year, and ending on the last day of the 12th month thereafter. The term "Calendar Year" shall mean for the first Calendar Year, the period commencing with the Rental Commencement Date and ending December 31st of the year in which the Primary Term of this Lease commenced; and for each succeeding Calendar Year, that period commencing on January 1st and ending December 31st of that year; and for the last Calendar Year, that period commencing January 1st of the last year of the Term of this Lease, and ending on the termination date of such Term. The term "Rental Commencement Date" shall mean June 30, 1997.

         3.06 The total monthly payment due hereunder, which includes the rent, shall be paid by Lessee to Lessor without notice or demand, and without abatement, reduction, setoff, counterclaim, defense or deduction, except as specifically provided herein, and shall be paid to Lessor in lawful money of the United States.

         3.07 Lessee will promptly pay all rent and other charges and render all statements herein prescribed at the office of Lessor at 14335 Halter Road, Wellington, Florida 33414, or to such other person or corporation and at such other physical street address, as shall be designated by Lessor in writing at least ten (10) days prior to the next ensuing rent payment date.

                                 ADDITIONAL RENT

         4.01 All taxes, including real estate taxes, insurance premiums, charges, costs, and expenses that Lessee assumes or agrees to pay hereunder, together with any applicable Florida State sales and/or use tax, and together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, and sums that the Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease, shall be deemed to be "additional rent" and shall be due and payable immediately and, in the event of non-payment, Lessor shall have all the rights and remedies as herein provided for failure to pay rent.

                                   LATE CHARGE

         5.01 Lessee agrees to pay Lessor a late charge of five percent (5%) of each payment of rent required to be paid by Lessee hereunder not received by Lessor within fifteen (15) days of the due date thereof. It is agreed by the parties hereto that said late charge shall be for reimbursement to Lessor for collection charges incurred as a result of the overdue rent and/or additional rent. In the event that any check, bank draft, order for payment or negotiable instrument given to Lessor for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Lessor, Lessor shall be entitled to make an administrative charge to Lessee of Fifty Dollars ($50.00).

                                 PROPERTY TAXES

         6.01 Lessee shall be responsible to pay any and all real estate taxes due with respect to the Premises during the term of this Lease based on the highest available discount (i.e. payment amount in November). For fractions of a calendar month at the beginning or end of a month during the term of the Lease, the Lessee's liability for real estate taxes on the Premises shall be prorated based on the actual number of days in that particular month. Contemporaneously with the payment of such real estate taxes, Lessee shall pay Lessor any applicable Florida State sales or use tax that may be due on the payment of such real estate taxes by Lessee.

         6.02 The parties hereto understand and agree that Lessee shall pay the real estate taxes as set forth herein and shall deliver official receipts evidencing such payment unto Lessor, at the place at which rent is required to be made, which payment of the real estate taxes shall be made and said receipts delivered on or before the date the real estate tax itself would become delinquent in accordance with the law then governing the payment of such real estate taxes. The parties hereto agree that for the Calendar Year 1997, Lessee shall only be responsible to pay the real estate taxes due on the Premises for the period commencing with the Rental Commencement Date and ending December 31, 1997. Accordingly, for Calendar Year 1997, Lessor hereby agrees to refund to Lessee the real estate taxes due on the Premises for that portion of Calendar Year 1997 prior to the Rental Commencement Date (i.e. January 1, 1997, to the Rental Commencement Date), within thirty (30) days of Lessor's receipt of the receipt evidencing the payment of such real estate taxes by Lessee. The portion of the real estate taxes for Calendar Year 1997 which are Lessor's responsibility as set forth above shall be calculated based on the highest available discount (i.e. payment amount in November).

                       PUBLIC UTILITIES - UTILITY CHARGES

         7.01 Lessee shall pay all charges for gas, water, sewer, waste removal, electricity, telephone, alarm and other utility services used in the Premises during the term of this Lease. If any such charges are not paid when due, Lessor may pay the same, and any amounts so paid by Lessor shall thereupon become due to Lessor from Lessee as additional rents as provided for in Section 4.01 hereof..

                               USE AND RESTRICTION

         8.01 Lessee shall use the Premises for an automobile dealership. Lessee will neither use or permit any use of the Premises to be in conflict with any federal, state or local laws, or with any order or regulation of any governmental unit with jurisdiction over the Premises. In connection with Lessee's use of the Premises, it, its invitees, licensees, guests and employees shall, at all times, comply with all laws, ordinances and codes of any nature whatsoever which govern its use of the Premises.

                            WASTE, DAMAGE AND REPAIR

         9.01 The Lessee shall not cause or permit any waste, damage or injury to the Premises. Subject to the provisions stated below, Lessee shall keep and maintain the Premises, the Improvements and every part thereof, including, but not limited to, all plumbing, electrical and lighting facilities, sprinklers, HVAC system and air conditioning units in good order and in a neat and clean condition, and shall repair and replace the same, if necessary, at its sole expense. All repairs, replacements and renewals by the Lessee shall be of an equal or better quality of materials and workmanship to that originally existing in the Improvements. If Lessee fails to perform its obligations under this paragraph, Lessor may at its option enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Lessee to Lessor upon demand as provided for in
Section 4.01 hereof.

                                   ALTERATIONS

         10.01 Lessee shall not make any alterations, additions, or improvements to the Premises or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements to the Premises made by Lessee during the term of this Lease shall be in keeping with the quality and type of the Improvements presently located on the Premises. Any alterations, additions or improvements shall be done in good and workmanlike manner, and in compliance with all applicable building and zoning laws and with all laws, ordinances, orders and requirements of all sovereign authorities and the appropriate departments, commissions, boards and officers thereof. The costs of any such alterations, additions or improvements to the Premises shall be paid in cash or its equivalent so that the Lessor's fee simple title to the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.


                               CONSTRUCTION LIENS

         11.01 The Lessor's interest in the Premises shall not be subject to construction liens arising from Lessee's work or alterations and any repairs made by Lessee to the Premises. Lessee will not knowingly permit or suffer any lien attributable to Lessee or its agents or employees to attach to the Premises and nothing contained herein shall be deemed to imply any agreement of Lessor to subject Lessor's interest or estate to any construction lien or any other lien. If any construction lien is filed against the Premises as a result of alterations, installations, improvements or repairs made or claimed to have been made by Lessee or anyone holding any part of the Premises through or under Lessee, Lessee shall discharge the same within forty-five (45) days from the filing thereof. If Lessee fails to so discharge by payment, bond or court order any such construction lien, Lessor, at its option, in addition to all other rights or remedies herein provided, may pay or bond said lien or claim for the account of Lessee without inquiring into the validity thereof, and all sums so advanced by Lessor shall be paid by Lessee to Lessor as additional rent on demand. Pursuant to FLORIDA STATUTES, Section 713.10, notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to the Premises. Lessee agrees, if requested by Lessor, to join with Lessor in execution of a short form lease or memorandum of lease to be recorded in the Public Records of Orange County, Florida, for the purposes of giving notice of this provision of this Lease.

                                    INSURANCE

         12.01 Lessee shall at all times during the term of this Lease maintain an "All Risk," fire and extended coverage insurance policy on the Premises and Improvements located thereon in an amount not less than one hundred percent (100%) of the full replacement value thereof, which amount shall be sufficient to prevent Lessee from being or becoming a co-insurer on any part of the risk. The term "replacement value" shall mean the actual cost of restoration of the Premises and the Improvements located thereon to as nearly the condition existing immediately prior to the damage or destruction. The "All Risk," fire and extended coverage insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without ten (10) days prior written notice to the Lessor. The "All-Risk" coverage shall include endorsements for coverage for wind and hurricane damage as required by the local municipality.


         12.02 Throughout the term of this Lease, Lessee, at its sole cost and expense, shall obtain and maintain in full force and effect a comprehensive general public liability insurance policy with respect to the Premises, which insurance, shall be written with a carrier reasonably acceptable to the Lessor and with coverage limits of not less than One Million ($1,000,000.00) Dollars in respect of bodily injury or death to any one person and One Million ($1,000,000.00) Dollars in respect to any one accident or occurrence. The insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without ten (10) days prior written notice to the Lessor.

         12.03 If Lessee shall fail to procure and maintain the insurance required hereunder, the Lessor may, at its option, pay the same, and the amount or amounts of money so paid shall be repaid by the Lessee to the Lessor, as additional rent by Lessee to Lessor upon demand as provided for in Section 4.01 hereof; but the election of Lessor to pay such premiums on behalf of the Lessee shall not waive the default thus committed by Lessee.

         12.04 Lessee will not do or permit anything to be done on the Premises or in the Improvements, or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said Premises, the Improvements, or on the property kept therein, or conflict with the fire laws or regulations, or with any insurance policy upon said Premises, the Improvements or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

         12.05 Lessor and Lessee each hereby waives any and all right of recovery against the other party or against the officers, employees, agents, representatives, customers and business visitors of such other party, for any loss or damage to such waiving party, its property or property of others under its control, arising from any cause covered by any insurance required to be carried by the parties hereto pursuant to the terms of this Lease or any other policy of insurance carried by such waiving party in lieu thereof, with respect to the Premises and/or the Improvements.

                                 CASUALTY DAMAGE

         13.01 In the event the Premises shall be destroyed or damaged by fire or other casualty during the term of this Lease, regardless of the extent of the destruction or damage, this Lease shall not be terminated, except as set forth below, and Lessee shall rebuild and repair the Premises to substantially conform to the Premises as were in existence prior to the damage or destruction and shall have access to all insurance proceeds for such rebuilding. Lessee shall commence the repair of such damage or destruction within forty-five (45) days from the date of such damage and shall diligently pursue the repairs to completion.

         13.02 If the Premises shall be partially damaged or destroyed by fire or other casualty, then during the period that Lessee is deprived of the use of the damaged portion of the Premises, Lessee shall be required to pay rent covering only that part of the Premises that it is able to occupy.

         13.03 If the Premises are totally damaged or rendered wholly untenantable for the carrying on of Lessee's business, as a result of a fire or other casualty, the rent and any other sums which Lessee is obligated to pay hereunder shall abate as of the date of the occurrence of such fire or other casualty, until the Premises have been rebuilt. Rent and other charges due by Lessee hereunder shall again commence in full if and when the Premises shall have been fully and completely rebuilt.

         13.04 In the event of fire or other casualty, all insurance proceeds payable on account of such casualty shall be allocated in the following manner. Lessee shall use such proceeds, first, to restore the existing building on the Premises, or any building erected by Lessee in lieu thereof, to at least as good a condition as the condition of the presently existing building on the date of commencement of the term of this Lease and to restore and/or replace any and all improvements, fixtures, furniture and equipment located on the Premises. The balance of the proceeds, if any, shall be remitted to Lessor. Insurance proceeds shall be subject to reasonable control by Lessor to insure the funds are allocated in the manner hereinabove provided. This Lease, as renewed, if that be the case, shall not terminate prior to its natural expiration date on account of any such fire or other casualty.

                                  CONDEMNATION

         14.01 The parties hereto agree that if the Premises, or any such portion thereof as will make the Premises unusable for the purpose herein leased, are taken or condemned by competent authority for public or quasi-public use, then this Lease shall terminate from the date of taking, and except as may otherwise be provided herein, the obligations of the parties hereto shall cease and terminate. If the Lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded for such taking of the Premises and the

Improvements located thereon shall belong to and be the property of Lessor. Nothing in this paragraph shall be construed to preclude Lessee from prosecuting any claim directly against a condemning authority for any damages recoverable by Lessee in Lessee's own right.

                          EVENT OF DEFAULT AND REMEDIES

         15.01 Each of the following events shall constitute an event of default or breach ("Event of Default") of this Lease by Lessee:

               (a) If Lessee shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors; or

               (b) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within thirty (30) days after the institution or appointment; or

               (c) If Lessee shall fail to pay Lessor any rent, additional rent or other sums due hereunder when said amount shall become due and shall not make the payment within fifteen (15) days after receipt of written notice from Lessor indicating that said rent and/or additional rent is due; or

               (d) If Lessee shall fail to perform or comply with any of the conditions of this Lease other than the nonpayment of rent or any other monetary obligation and if the nonperformance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee, or, if the performance cannot be reasonably had within the thirty (30) day period, Lessee shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance; or

               (e) If Lessee shall vacate or abandon the Premises. Lessee shall be deemed to have abandoned the Premises if rent and/or any other monetary obligation due under this Lease is not currently paid and Lessee is absent from the Premises for a period of thirty (30) days; or

               (f) If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted.

         15.02 If an Event of Default shall occur, Lessor may, at its option, in addition to such other remedies as may be available under Florida law:

               (a) Terminate this Lease and re-enter and take possession of the Premises;

               (b) Recover possession of the Premises (with or without terminating this Lease, at Lessor's option) and remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, in the manner permitted by law;

               (c) Bring suit for the breach which has occurred without affecting the obligations of the parties to perform the balance of the Lease; and

               (d) Relet the Premises as Lessor may see fit without thereby avoiding or terminating this Lease, and for the purpose of such reletting, Lessor is authorized to make such repairs to the Premises as may be necessary in the sole discretion of Lessor, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the minimum rent due hereunder then Lessee shall pay such deficiency each month upon demand therefor. Lessor shall be entitled to retain all amounts received in excess of the rent reserved hereunder.

               (e) If Lessor so desires by acceleration, all current and future rent and other monetary obligations due hereunder shall become immediately due and payable, subject to Lessor's obligations under Section 15.03. If Lessor exercises its right to accelerate, Lessor waives its right to the benefit of any increases in rent due to any future increases in CPI as of the date of acceleration.

         15.03 Lessor shall have the obligation to mitigate damages; provided, however, that the Lessor shall be entitled to consider such matters as the solvency, assets and the credit-worthiness of the proposed new tenant, the nature of the business of the proposed new tenant and its impact upon the Premises, the provisions for rental increases over the term and the length of the term of any proposed lease, the amount of broker's commissions, required build-out, rent holidays and any additional matters pertinent to the Lessor's decision to relet the Premises, in determining who, whether, and upon what terms Lessor will relet the Premises, and the reasonable business judgment of Lessor in that regard shall not be disturbed.

         15.04 No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future.

         16.01        [THIS SECTION INTENTIONALLY DELETED]


                         TITLE TO LEASEHOLD IMPROVEMENTS

         17.01 Until the last day of the term of this Lease, title to any building(s) or other Improvements constructed on the Premises by Lessee, and the equipment and other items installed in the existing building and/or in any other building(s) or Improvements erected by Lessee, or contained therein, and any changes, alterations, replacements, and/or additions to any of the foregoing, shall remain solely in Lessee; and Lessee alone shall be entitled to deduct all depreciation on Lessee's income tax returns on account of any of the foregoing. On termination of this Lease, Lessee shall have the right to remove all furniture, furnishings, fixtures, equipment, machinery, and other personalty whatsoever brought upon and/or installed in the Premises and/or the building(s) and Improvements thereon by Lessee, provided that any damage caused by the removal of any permanently installed items shall be repaired by Lessee.

                              WARRANTIES OF LESSOR

         18.01 Lessor warrants and represents to Lessee that:

               (a) Neither the execution and delivery of this Lease nor its performance by Lessor as contemplated hereby will conflict with or result in a breach of, or constitute a default under, any contract, law, rule, regulation, mortgage, deed of trust, lease, loan, letter of credit, or any other agreement, instrument or court order to which Lessor is a party, or by which Lessor may be bound or effected;

               (b) Lessor has good and marketable title to the Premises and no party, entity or individual, other than Lessor is in possession of any portion of the Premises;

               (c) Lessor has no knowledge of any latent defects or adverse facts that exist with respect to the physical condition of the Premises which have not been specifically disclosed in writing to Lessee, including, without limitation, adverse soil conditions;

               (d) All utilities, including, but not limited to, water, electricity, telephone, cable and sanitary sewer services and facilities have been extended to the Premises and are available in capacities adequate for the use as a general commercial facility;

               (e) There are no pending or, to the best of Lessor's knowledge, threatened condemnation or similar proceedings effecting the Premises and Lessor has not received any notice that such proceedings are contemplated; and

               (f) Lessor has no knowledge of any violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement effecting all or any portion of the

Premises and Lessor has received no notice of any such violation issued by any governmental authority.

               (g) The roofs (including facia and soffits) of all buildings located on the Premises are in good condition and repair, the Improvements are structurally sound, Lessor has no knowledge of any asbestos in the Buildings or Improvements, there is no visible evidence of any water leaks, water damage or structural damage, and that all mechanical items, heating, cooling, electrical, plumbing systems and machinery are in good working condition as of the date of this Lease. Lessee may test for radon and asbestos. If any test made by Lessee reveals the existence of asbestos, Lessor shall be obligated to remove or abate the asbestos at Lessor's sole cost and expense.

               (h) Lessor is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Lessor has full power to own the Premises and to conduct its present business from the Premises.

               (i) Lessor is not subject to any charter, by-law, rule, agreement or restriction of any kind or character which would prevent the consummation of this Lease and the transactions contemplated hereby. The Board of Directors and shareholders of Lessor have approved this Lease and the transactions contemplated hereby. Lessor (and each individual executing this Lease) has full power and authority to execute this Lease, fully perform hereunder and to consummate the transactions contemplated hereby without the consent or joinder of any other party.

               (j) To the best of Lessor's knowledge, no portion of the Premises is affected by any special assessments.

               (k) Lessor has received no notice from any governmental authority that its operation of the Premises, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes, governmental rules or Environmental Laws.

               (l) No party, entity or individual, other than Lessor, is in possession of any portion of the Premises.

               (m) To the best of Lessor's knowledge (i) neither the Premises, nor the use or operation thereof by Lessor as an automobile dealership, violates any land use, Environmental Laws, hazardous or regulated material and/or waste handling, storage, treatment, disposal or discharge laws or other laws, building codes, zoning or other ordinances, rules or regulations, fire insurance regulations, or covenants, conditions and restrictions whether federal, state, local or private; and (ii) there exists no material violation of any covenants or agreements of any kind with tenants, or with any governmental jurisdiction or private party purporting or acting to restrict in any way the individual use and/or severability of the Premises; and (iii) neither the Premises nor the present operation and use, constitute an illegal use under any zoning or land use law or regulation, and none of the foregoing is the subject of any variance pursuant to any zoning or land use law or regulation; and (iv) there has not occurred upon the Premises, any spillage, leakage, discharge or release into the air, soil or groundwater of any Hazardous Materials.

               (n) Lessor has received no notice and has no knowledge of any pending or contemplated proceedings (i) to modify or amend any building code or zoning or land use law or regulation which affects the Premises; (ii) to impose any special assessment against or upon the Premises or any portion thereof; or
(iii) to modify, amend, suspend, revoke or terminate any environmental, occupancy, use, operating or other permit issued or pending in connection with the Premises or the occupancy, use of operation thereon of any tenant thereon.

               (o) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy pursuant to any other debtor, relief loss contemplated or filed by Lessor.

               (p) There are no contracts or other obligations outstanding for the sale, exchange or transfer of the Premises or any portion thereof.

               (q) There is no litigation or proceeding pending or threatened against or relating to Lessor or to any portion of the Premises.

               (r) All utilities, including but not limited to, water, electricity, telephone, cable, and sanitary sewer services and facilities have been extended to the Premises and are available to the Premises at a reasonable cost to the Premises and capacity is adequate for the structures existing at the time the structures were permitted and/or remodeled and adequate for current usage.

               (s) The use of the Premises as an automobile dealership is permitted under the current zoning classification for the Premises. All permits associated with use of the Premises as an automobile dealership have been obtained and are in good standing. The Premises contains the necessary number of parking spaces to be in compliance with applicable zoning regulations and land development code of the applicable municipality. To the best of Lessor's knowledge, all Improvements on the Premises where permitted, conforming structures under applicable land use, zoning and building laws and ordinances in effect when the Improvements were constructed. Lessee shall be responsible for obtaining any special exception permits required by the local municipality.

               (t) The Premises and Lessor are not in violation of any permit or agreement obtained from any governmental body or agency in regards to the development of the Premises.

                            ASSIGNMENT AND SUBLETTING

         19.01 The Lessee covenants and agrees not to encumber or mortgage Lessee's leasehold interest hereunder nor assign this Lease or sublet all or any part of the Premises without the prior written consent of Lessor, such consent not to be unreasonably withheld. No assignment or subletting, even with the consent of Lessor, shall relieve Lessee of its obligations to pay rent any other sums due by Lessee under this Lease and the performance of all obligations required by Lessee under this Lease, unless Lessor shall specifically so agree.

                               ACCESS TO PREMISES

         20.01 Lessor and Lessor's representatives shall have the right to enter upon the Premises at all reasonable times after providing Lessee with prior written notice for the purpose of inspecting same or for making repairs, additions or alterations pursuant to the terms herein. Except in cases of emergency, Lessor and its agents shall be accompanied by Lessee or its agents when in the Premises, and Lessor shall conduct its examination and make its repairs in a manner reasonably calculated to cause minimal interference with the business of Lessee.

                                  SUBORDINATION

         21.01 Upon request of the Lessor, Lessee will subordinate its rights hereunder to the lien of any mortgage, deed of trust (including blanket mortgages or deeds of trusts covering the Premises or other properties of the Lessor) or any other security interest which has been or which hereafter may be placed upon the Premises or any portion thereof, and to any renewals, modifications, consolidations, replacements and extensions thereof; provided, Lessee receives a non-disturbance agreement from the mortgage or lien holder which shall recognize the validity and continuance of this Lease. Within sixty
(60) days of the date hereof, Lessor shall provide to Lessee, non-disturbance agreements from all existing mortgagees which shall recognize the validity and continuance of this Lease and provide that so long as Lessee is not in default in the payment of rent or performance of any obligation under the Lease, Lessee's possession of the Premises and its rights and privileges under the Lease or any renewal thereof shall not be diminished or interfered with by the mortgagee, and estoppel certificates from each mortgagee certifying that not default exists under any loans, promissory notes or mortgages securing the Premises. If any Lender does not agree to provide the aforesaid certificate, Lessee shall have no obligation to subordinate or attorn to said Lender.

                                      SIGNS

         22.01 Lessee shall be entitled to place any and all signs necessary to adequately display the name of Lessee and the business which Lessee is conducting from the Premises. All of Lessee's signage shall be in compliance with all applicable laws, codes and ordinances.

                                    NO WAIVER

         23.01 No delay or omission of the exercise of any right by either party hereto shall impair any such right or shall be construed as a waiver of any default or as an acquiescence thereto. One or more waivers of any violation or breach or failure to comply with any of the covenants, terms, provisions or conditions of this Lease by either party shall not be construed by the other party as a waiver of any subsequent violation, breach or failure to comply with the same or any other covenant, term, provision, or condition contained in this Lease. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party's failure or delay in exercising its rights resulting from any default, and Lessor's acceptance of any payment from Lessee with knowledge of any default shall not constitute a waiver of Lessor's right with respect to such default, nor of any subsequent default. All remedies provided for herein shall be construed as cumulative and shall be in addition to every other remedy otherwise available to Lessor.

                              SUCCESSOR IN INTEREST

         24.01 All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

                                     NOTICES

         25.01 Any notice which either party may or is required to give, shall be given in writing and shall be deemed to have been duly given upon the date thereof if delivered personally, or by facsimile provided that a duplicate copy is promptly mailed by U.S. Mail, certified, return receipt requested, or upon the date following the date thereof if delivered by overnight courier which provides a receipt, such as Federal Express, in either case with adequate postage prepaid, addressed to the appropriate party and marked to a particular individual's attention as hereinafter provided. Each notice shall be effective upon being so deposited, but the time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or the inability of the United States Postal Service or air courier service to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent as of the next business day following deposit. If either party to this Lease shall change their address, that party shall notify the other party of such change by notice delivered in accordance with this paragraph. The initial addresses of the parties shall be as set forth below, or at such other place as may be designated by the parties from time to time:

         TO THE LESSOR AT:      Roman Fedo
                                14335 Halter Road
                                Wellington, Florida  33414

         WITH COPY TO:          Robert Saylor, Esq.
                                1615 Forum Place
                                West Palm Beach, Florida  33401

         TO THE LESSEE AT:      Smart Choice Automotive Group, Inc.
                                5200 South Washington Avenue
                                Titusville, Florida 32780

         WITH COPY TO:          Randolph Fields, Esquire
                                Greenberg Traurig
                                111 North Orange Avenue, Suite 2050
                                Orlando, FL  32801

Any notice or demand made as set forth above shall be deemed given three (3) days after the date of mailing thereof or on the date of actual receipt, if sooner; any other notice or demand not so mailed but delivered by courier service or by hand delivery shall be deemed given on the date of actual receipt. Such addresses may be changed from time to time by either party by serving notices as above provided, but each party shall at all times have a physical street address within the continental United States of America as one of the addresses to which notices may be delivered.]

                                ENTIRE AGREEMENT

         26.01 This Lease contains the entire and only agreement between the parties concerning the Premises and no prior oral or written statement or representations, if any, of any party hereto or any representative of a part hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified or terminated in any way except by a written document executed by Lessor and Lessee. This Lease shall not be binding until it has been executed by Lessee and Lessor.

                              AUTHORITY TO EXECUTE

         27.01 Lessor and Lessee do hereby respectively represent to each other that each has the capacity and authority to enter into this Lease. If either Lessee or Lessor is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation (or under the pertinent partnership agreements), that any required consents or approvals of third parties have been obtained, and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.

                              LEASE NOT RECORDABLE

         28.01 At the request of either party, Lessor and Lessee shall promptly execute, acknowledge and deliver a memorandum or short form of Lease sufficient for recording. Said memorandum or short form of Lease shall make specific reference to Lessee's Right of First Refusal provided in Section 43 of this Lease. If a memorandum or short form of lease is recorded, on the termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quit-claiming to Lessor all right, title and interest of Lessee in and to the Premises by reason of this Lease or otherwise.

                                    RADON GAS

         29.01 Radon gas is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                                 TIME OF ESSENCE

         30.01 It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

                                 ATTORNEYS' FEES

         31.01 In the case of the failure of either party to perform and comply with any of the covenants and conditions hereof within the time herein specified, whether suit be brought or not, the party so failing to perform and comply hereby agrees to pay to the other party hereto all costs, charges, and expenses of such collection or other enforcement of rights in any suit or otherwise, including its reasonable attorneys' fees. The prevailing party in any litigation arising out of this Lease, including any appellate proceedings and bankruptcy proceedings, shall be entitled to the award of its reasonable attorney's fees and costs.

                                  SEVERABILITY

         32.01 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                 APPLICABLE LAW

         33.01 This Lease shall be construed under the laws of the State of Florida and the venue of any action to enforce rights hereunder shall be in the county in Florida in which the Premises are located.

                 LESSOR'S RIGHT TO SATISFY LESSEE'S OBLIGATIONS

         34.01 If Lessee fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Lessor may after written notice to Lessee perform the same for the account of Lessee. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Lessee's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred shall be paid by Lessee to Lessor upon demand. In the event Lessee in the performance or nonperformance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises, Lessor will have all rights set forth in this paragraph immediately without the necessity of providing Lessee any advance notice.

                                OFFSET STATEMENT

         35.01 Upon the request of either party at anytime and from time to time, Lessor and Lessee agree to execute and deliver to the other within ten
(10) days after receipt of such request, a written instrument, duly executed, addressed to either Lessor or Lessee, as may be applicable, and/or to any person designated by either Lessor or Lessee, at their sole cost and expense, (a) ratifying this Lease; (b) stating the commencement and termination dates of this Lease and (c) certifying (1) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended except by such writing as shall be stated, (2) that all conditions under this Lease to be performed by either the Lessor or Lessee have been satisfied (stating exceptions, if any,),
(3) no defenses or offsets against the enforcement of this Lease by Lessor or Lessee exist (or, if any, stating those claimed), (4) advance rent, if any, paid by Lessee, (5) the date to which rent has been paid, (6) the amount of security deposited with Lessor, if any, (7) the options available to Lessee to extend the term and which options have been exercised, if any, and (8) such other information as either party may reasonably require. Persons receiving such statements shall be entitled to rely upon them.

                              CAPTIONS AND HEADING

         36.01 The captions and headings are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs of this Lease or in any way affect this Lease.

                              HAZARDOUS SUBSTANCES

         37.01 For purposes of this paragraph, the term "Hazardous Substances" means and shall include any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "toxic substances", "contaminants", or any other substances declared to be hazardous or toxic under any federal, state or local laws, ordinances, rules or regulations now or hereafter in effect.

         37.02 Lessor warrants and represents to Lessee that:

               (a) The Premises and the Lessor are not in violation of, or subject to any existing, pending, or threatened investigation regarding the Premises by any federal, state or local governmental authority, under any law, statute, ordinance or regulation pertaining to Hazardous Substances (collectively, the "Environmental Laws");

               (b) The previous uses and ownership of the Premises have not resulted in the release or disposal of Hazardous Substances on the Premises;

               (c) There are no Hazardous Substances or materials which are being stored or otherwise held on, under or about the Premises, by the Lessor, except in compliance with all Environmental Laws;

               (d) Any handling, transportation, storage, treatment or use of Hazardous Substances that has occurred on the Premises to date, has been in compliance with all Environmental Laws;

               (e) No leak, spill, release, discharge, omission or disposal of Hazardous Substances has occurred on the Premises, to date, and the soils and groundwaters on or under the Premises are free of Hazardous Substances as of the date of this Lease; and

               (f) Lessor has not received any notice of any violation of any Environmental Laws pertaining to the Premises.

         37.03 Lessor agrees to indemnify Lessee and hold Lessee and its employees, partners, heirs, personal representatives, successors and assigns harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney's fees and expenses), directly or indirectly resulting in whole or in part from any violation of any Environmental Laws applicable to the Premises caused by Lessor or caused during Lessor's ownership of the Premises. Lessee shall be reimbursed by Lessor immediately upon demand for any and all sums paid and costs incurred by Lessee with respect to the foregoing matters. The foregoing Lessor's environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease.

         37.04 Lessee, its agents, employees, contractors or invitees, shall not use the Premises in any manner that violates any applicable Environmental Laws. Lessee shall not cause or permit the Premises to be used for the generation, handling, storage, transportation, disposal or release of any Hazardous Substances, except as exempted or properly permitted under applicable Environmental Laws.

                              INDEPENDENT COVENANTS

         38.01 The covenants to pay rent, additional rent and other amounts hereunder are independent covenants, and Lessee shall not have the right to hold back, off set, or fail to pay any such amounts for default by Lessor or any other reason whatsoever.

                         CONSTRUCTION AND INTERPRETATION

         39.01 The fact that a party may be deemed to have drafted or structured any provision hereof shall not be considered in construing that particular provision either in favor of or against such party.

                                 QUIET ENJOYMENT

         40.01 Upon payment by the Lessee of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions of Lessee's part to be observed and performed, Lessee shall peacefully and quietly hold and enjoy the Premises for the Term of this Lease without hindrance or interruption by Lessor, subject nevertheless, to the terms and conditions of this Lease.

                             RELATIONSHIP OF PARTIES

         41.01 Notwithstanding anything contained herein to the contrary, it is agreed that the Lessor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of, Lessee in the conduct of its business, nor shall Lessor be liable for any debts incurred by Lessee in the conduct of its business. Nothing in this Lease contained shall be deemed or construed to confer upon Lessor any interest in the business of the Lessee. The relationship of the parties during the term of this Lease shall at all times be that of Lessor and Lessee.

                              BROKERAGE COMMISSION

         42.01 Lessee represents and warrants that it has dealt with no person or entity with respect to the leasing of the Premises, and that it knows of no other persons or entity who would be entitled to any claim for brokerage commission or finders fees in connection with the execution of this Lease and hereby indemnifies Lessor against and holds harmless Lessor from and against all liabilities arising from any such claim, including, without limitation, attorney's fees and costs of litigation.

         42.02 Lessor represents and warrants that it has dealt with no person or entity with respect to the leasing of the Premises, and that it knows of no other persons or entity who would be entitled to any claim for brokerage commission or finders fees in connection with the execution of this Lease and hereby indemnifies Lessee against and holds harmless Lessee from and against all liabilities arising from any such claim, including, without limitation, attorney's fees and costs of litigation.

                             RIGHT OF FIRST REFUSAL

         43.01 If at any time during the term of this Lease or during any optional renewal term which is applicable, Lessor receives a bona fide offer to purchase the Premises which is acceptable to Lessor (hereinafter referred to as Offer), Lessor shall notify Lessee in writing of Offer and all of its terms and conditions, in detail (hereinafter referred to as Notice of Offer). Lessee shall have twenty (20) days from receipt of Notice of Offer in which to notify Lessor in writing of its election to purchase the Premises in accordance with the terms and conditions of Offer.

         43.02 If Lessee elects to purchase the Premises in accordance with the terms and conditions of Offer, the closing shall be as specified in Offer.

         43.04 If Lessee fails to notify Lessor of its election to purchase the Premises in accordance with the terms and conditions of Offer within twenty (20) days from receipt of Notice of Offer, then Lessor may accept Offer from the third party provided the terms and conditions of Offer are unchanged and the closing takes place within the time period and on all the terms and conditions set forth in Offer. This paragraph 43.04 shall apply to any form of exchange of the Premises for other property. Failure by Lessee, on any given occasion, to exercise the foregoing right of first refusal shall not be deemed to preclude Lessee from exercising such right on any subsequent given occasion. The within right of first refusal shall survive any transfer(s) of the Premises .

                                LESSOR'S CONSENT

         44.01 Anything in this Lease to the contrary notwithstanding, whenever according to the terms of this Lease the consent of Lessor shall be required, Lessor covenants that it shall not unreasonably withhold or delay the granting of its consent to any action contemplated by Lessee.

                                  COUNTERPARTS

         45.01 This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute but one instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have set their hand and seals this 30th day of June, 1997.

WITNESSES:                                LESSOR:

_____________________________________     ROMAN FEDO, INC.

Print Name:   TOM CONLAN
                                          /S/ ROMAN FEDO
/S/  JAN CRANK                            Name:   ROMAN FEDO
                                          Title:   PRESIDENT
Print Name:  JAN CRANK


                                          LESSEE:

/S/  JAMES VARNADOE                       FIRST CHOICE AUTO FINANCING, INC.,
                                          A FLORIDA CORPORATION

Print Name:   JAMES VARNADOE
                                          By:   /S/ J. NEAL HUTCHINSON, JR.
/S/  ELIZABETH A. ZYGMUNTOWICZ            Name:   J. N. HUTCHINSON, JR.
                                          Title:   VICE PRESIDENT
Print Name:   ELIZABETH A. ZYGMUNTOWICZ


THE UNDERSIGNED, SMART CHOICE AUTOMOTIVE GROUP, INC., joins herein to evidence its agreement to unconditionally guarantee all obligations of Lessee hereunder.

WITNESSES:                                 GUARANTOR:

/S/  JAMES VARNADOE                        SMART CHOICE AUTOMOTIVE GROUP, INC.,
                                           A FLORIDA CORPORATION.
Print Name   JAMES VARNADOE

/S/  ELIZABETH A. ZYGMUNTOWICZ             By:   /S/ J. NEAL HUTCHINSON
                                           Name:   J. N. HUTCHINSON, JR.
Print Name:   ELIZABETH A. ZYGMUNTOWICZ    Title:   ASS'T VICE PRESIDENT